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                    U. S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 20, 1996



                             MIDLAND RESOURCES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

           Texas                      0-18836                 75-2286814
----------------------------       ------------          --------------------
(State or other jurisdiction       (Commission               (IRS Employer
   of incorporation)               File Number)          Identification No.)


          16701 Greenspoint Park Drive, Suite 200, Houston, Texas 77060
          -------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


                                (281) 873-4828
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              (Registrant's telephone number, including area code)
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MIDLAND RESOURCES, INC.

ITEM 5. OTHER EVENTS

On December 20, 1996, MRI Acquisition Corp. ("MRI Acquisition"), a wholly owned subsidiary of Midland Resources Inc., was merged with and into Summit Petroleum Corporation ("Summit") following a vote of the Summit shareholders on December
19, 1996 to approve the merger.   As a result of the merger Midland Resources,
Inc. ("Midland") became the sole shareholder of Summit. Previously, Midland and MRI Acquisition conducted a tender offer for all of the outstanding shares of Summit which resulted in the acquisition by MRI Acquisition on September 18, 1996 of 1,956,552 shares of Summit Common Stock which represented approximately 81.5% of its outstanding shares.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               MIDLAND RESOURCES, INC.
                                                    (Registrant)


                                      By:     /s/  Deas H. Warley III
                                         ---------------------------------------
                                                   Deas H. Warley III
                                           Chairman of the Board and President

DATED: January 2, 1997





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